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                                                                    EXHIBIT 11.1

                        TSI INTERNATIONAL SOFTWARE LTD.

                       COMPUTATION OF EARNINGS PER SHARE


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
                                                              Three Months Ended                       Nine Months Ended
                                                                 September 30,                            September 30,
                                                          ----------------------------             ---------------------------
                                                             1998              1997                   1998             1997
                                                          -----------      -----------             ----------      -----------
Weighted average common shares
      outstanding                                           8,943,664       10,962,331              4,905,869       10,405,865
Common shares issued for conversion of
      preferred stock                                               0                0              1,739,510                0
Dilutive effect of stock options and Warrants               1,780,577        1,664,541              1,269,613        1,722,262
                                                          -----------      -----------             ----------      -----------
Weighted average common and common
      equivalent shares outstanding - Diluted              10,724,241       12,626,872              7,914,992       12,128,127
                                                          ===========      ===========             ==========      ===========
Net Income                                                $   789,100      $ 1,871,000             $1,368,600      $ 3,967,600
Per Share Amount - Basic                                  $      0.09      $      0.17             $     0.28      $      0.38
                 - Diluted                                $      0.07      $      0.15             $     0.17      $      0.33
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